Exhibit 10.14

Summary English Translation of Commercial Lease Agreements

Commercial Lease Agreement, dated March 26, 2013

Parties: Cdiscount S.A. (“Cdiscount”) and Genepierre & Gene-Enterprise (“C&G-E”)

Date: March 26, 2013

Purpose: C&G-E as lessor leases to Cdiscount as lessee certain office and warehouse space located in Cestas (33610), France.

Summary of Major Terms

•                  Premises covered by the lease include 31,230 square meters of land, which include 2,040 square meters of office space and 29,190 square meters of warehouse space.

•                  Term of lease is nine years, from April 1, 2013 to March 31, 2022.

•                  Annual rent set is 1,311,660.00 euros and is payable on a quarterly basis. Such rent is indexed according to the quarterly construction cost index (indice trimestriel du coût de la construction, the “Quarterly Construction Cost Index”) as published by the French National Institute of Statistics and Economic Studies (the “INSEE”). The rent is adjusted annually on April 1.

•                  In the event of breach of the Commercial Lease Agreement by Cdiscount, C&G-E may terminate the lease with 30 days’ prior written notice to Cdiscount, unless the breach is cured during such period.

Commercial Lease Agreement, dated April 20, 2010

Parties: Cdiscount S.A. (“Cdiscount”) and Pref 24 SASU (“Pref 24”)

Date: April 20, 2010

Purpose: Pref 24 as lessor leases to Cdiscount as lessee certain office and warehouse space located in Cestas (33610), France.

Summary of Major Terms

•                  Premises covered by the lease include 31,639 square meters of land (“Parcel 1”) and 37,541 square meters of land (“Parcel 2”), which include (i) 1,881 square meters of office space with respect to each of Parcel 1 and Parcel 2, and (ii) 29,758 square meters of warehouse space with respect to Parcel 1 and 35,660 square meters of warehouse space with respect to Parcel 2.

•                  Term of lease is nine years, from September 1, 2009 to August 31, 2018.

•                  Annual rent set forth in Lease A is 3,182,280.00 euros and is payable on a quarterly basis. Such rent is indexed according to the Quarterly Construction Cost Index as published by the INSEE. The rent is adjusted annually on September 1.

•                  In the event of breach of the Commercial Lease Agreement by Cdiscount, Pref 24 may terminate the lease with 30 days’ prior written notice to Cdiscount, unless the breach is cured during such period.

Commercial Lease Agreement, dated February 7, 2014

Parties: Cdiscount S.A. (“Cdiscount”) and Parcolog Bordeaux Cestas (“PBC”)

Date: February 7, 2014

Purpose: PBC as lessor leases to Cdiscount as lessee certain office and warehouse space located in Cestas (33610), France.

Summary of Major Terms

•                  Premises covered by the lease include two 6,000 square meter parcels of land, which include 12,000 square meters of warehouse space.

•                  Term of lease is 12 years, from July 1, 2014 to June 30, 2026, with the option to Cdiscount to terminate the lease on each third anniversary.

•                  Annual rent set forth in Lease A is 480,000.00 euros and is payable on a quarterly basis. Such rent is indexed according to the Quarterly Construction Cost Index as published by the INSEE. The rent is adjusted annually on July 1.

•                  In the event of breach of the Commercial Lease Agreement by Cdiscount, PBC may terminate the lease a 30 days’ prior written notice to Cdiscount, unless the breach is cured during such period.